UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 1995

                              ASARCO Incorporated
- -----------------------------------------------------------------
(Exact name of registrant as specified in its charter)

     New Jersey                1-164                13-492440
- -----------------------------------------------------------------
(State or other jurisdiction  (Commission     (IRS Employer
     of incorporation)        File Number)   Identification No.)

180 Maiden Lane, New York, New York                   10038
- -----------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (212) 510-2000
                                                   --------------

                                   FORM 8-K/A
                                 April 7, 1995

The undersigned registrant hereby amends the Current Report on Form 8-K dated April 6, 1995 as follows to delete certain unrelated information with respect to the "Second Rights Agreement Amendment" which forms part of a Current Report on Form 8-K filed on February 24, 1995.

The following item has been refiled to reflect such amendment.

Item 5.  Other Events.
         -------------

On April 5, 1995 ASARCO Incorporated ("Asarco") purchased the 10.7% interest in Southern Peru Copper Corporation ("SPCC") held by Newmont Gold Company for a total purchase price of $116.4 million in cash. The purchase increases Asarco's interest in SPCC to 63% from 52.3%.

As a result of the purchase, Asarco will fully consolidate the results of SPCC in its financial statements. Asarco had previously accounted for its investment in SPCC by the equity method.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ASARCO Incorporated

                                                 By:  s/ Augustus Kinsolving
                                                      -----------------------
                                                      Augustus Kinsolving
                                                      Vice President

Date:  April 7, 1995